THAI MILITARY BANK PUBLIC COMPANY LIMITED

                      Agreement for Pledge of Bank Deposit

                                                           10 November 2000


We, King Power Duty Free Co., Ltd., hereinafter called the "Pledgor," have made this agreement and submitted the same to Thai Military Bank Public Company Limited, Head Office, hereinafter called the "Pledgee." The Pledgee and the Pledgor agree as follows :

1. The Pledgor agrees to submit and pledge the right of the bank deposit and all rights existing at present and in the future. The Pledgee agrees to accept the pledge of bank deposit with the evidence of right, namely

       [/]  Passbook of Fixed Deposit, Account No. 001-3-45475-6
                                             Baht  58,796,902.78

       Total Pledge of Bank Deposit          Baht  58,796,902.78    (Fifty-Eight
       Million Seven Hundred Ninety-Six Thousand Nine Hundred and Two Baht Seventy-Eight Satang)

2. The Pledgor agree to pledge the rights of bank deposit under Clause 1 as security for the existing obligations of the Pledgor and those to be incurred in the future, for the principal amount of Baht 2,060,000.00 (Two Million Sixty Thousand Baht Only) and all accessories thereof as stipulated in Section 748 of the Civil and Commercial Code. The Pledgor agree to pay interest at a rate 14.25% p.a., and if enforcement of the pledge is insufficient to perform the obligations, the Pledgor agree to pay the remaining amount to the Pledgee accordingly.

3. The Pledgor agree not to exercise the right to withdraw the pledged bank deposit, unless for performance of obligations under the pledge to the Pledgee.

4. In case the Pledgor have deposited any additional amount into the pledged deposit account, or the amount has been increased due to interest, the Pledgor agree that the increased amount shall become the pledged property under this agreement as well, but without prejudice to the rights of the Pledgee as stipulated in Section 761 of the Civil and Commercial Code.

5. In case the rights of the pledged property becomes due before the due date of performance of obligations, the Pledgor consent the Pledgee to withdraw or accept the money plus interest and retain the same continuously or to extend the validity of deposit thereof, as the Pledgee shall select to do so, and it shall be deemed as continued pledge under this agreement until the Pledgor have performed the obligations to the Pledgee accordingly.

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6.     Due to the fact that  Pledgee  is the  debtor  according  to the  deposit agreement and must return the money in full amount plus interest to the Pledgor, and at the same time the Pledgee is the Pledgee of the pledge of the deposit, therefore the Pledgee and the Pledgor agree that this agreement shall be deemed as a notice of the Pledgee to enforce the pledge according to law.

7. It is understood clearly that the pledge under this agreement shall not prejudice the right of the Pledgee to offset the debt without having to notify the Pledgor first, thought the debt may not be due, and it is not necessary to auction the pledged property first.

The Pledgor have read and understood this agreement entirely and found it to be in accordance with their intention, and hereunder sign his name and submitted the same to the Pledgee for retention.

                                                   - signed -            Pledgor
(Seal of King Power Duty Free Co., Ltd.)   (Mr. Viratana Suntaranond)
                                  Director empowered to sign binding the Company


                                                   - signed -            Witness
                                           (Mr. Kulawat Roekphalaphon)

                                                   - signed -            Witness
                                             (Miss Siriwan Kittithon)


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                    THAI MILITARY BANK PUBLIC COMPANY LIMITED

                                Letter of Consent

                                               Made at Thai Military Bank Public
                                               Company Limited

                                                                10 November 2000


We, King Power Duty Free Co., Ltd., with offices at 26th-27th Floor, Siam Tower, 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereby make this Letter of Consent to Thai Military Bank Public Company Limited to indicate that :

1. Whereas we have borrowed money or withdrew overdraft, sold promissory note at a discount, opened letter of credit, made trust receipt, packing credit, or requested the bank to issue Letter of Guarantee or oval or guarantee promissory note or use of Visa credit card, Master Card credit card and/or any item incurring an obligation between ourselves and the bank, existing at present and those to be incurred in the future,

2. As security for performance of obligations under Clause 1, we, the owner of the Fixed Deposit Account No. 001-3-45475-6, agree to submit the deposit plus the interest to be incurred according to the Passbook for an amount of Baht 2,060,000.00 (Two Million Sixty Thousand Baht Only), which shall be deemed as a pledge to the bank effective today.

3. If we fail to perform of obligations under Clause 1 due to whatever reasons or under any circumstances causing the bank not to receive perform of obligations in full, we consent the bank to deduct money from the said bank account plus the interest to be incurred for performance of obligations under Clause 1 and the accessories thereof in full, without having to notify us in advance. We hereby confirm that we shall not object or dispute or cite any right of claim against the bank in any way.

4. We consent that for as long as the bank has not received performance of obligations under Clause 1 in full, we shall not withdraw the deposit and the interest, and shall not take any action which may prejudice the said security, and should such action occurred it shall be deemed as void and shall not affect the said security in any way.

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As  evidence,  we  hereunder  sign our name and  affix  the seal (if any) in the presence of witnesses.

                                                     - signed -          Pledgor
(Seal of King Power Duty Free Co. Ltd.)      (Mr. Viratana Suntaranond)
                                  Director empowered to sign binding the Company


                                                     - signed -          Witness
                                             (Mr. Kulawat Roekphalaphon)


                                                     - signed -          Witness
                                               (Miss Siriwan Kittithon)